For Immediate Release

Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349

Waters Corporation Fourth Quarter 2004 Earnings Accelerate as New Products
Drive Sales Growth

Milford, Massachusetts, January 27, 2005 — Waters Corporation (NYSE/WAT) reported today fourth quarter 2004 sales of $324.2 million, an increase of 18% over sales of $275.1 million in the fourth quarter of 2003. Foreign currency translation benefited revenue growth by approximately 4%. Quarterly earnings per diluted share (E.P.S.) were $0.58, compared to $0.47 for the fourth quarter in 2003. On a non-GAAP basis, excluding a write down for an investment in an unaffiliated company and for an impairment of a technology license, both recorded in the fourth quarter of 2004, and excluding a charge for expensed in-process research and development relating to an acquisition recorded in the fourth quarter of 2003, E.P.S. grew 29%, from $0.48 in the fourth quarter of 2003 to $0.62 in the fourth quarter of 2004.

For the full year, reported sales grew 15% from $958.2 million in 2003 to $1,104.5 million in 2004 while E.P.S. grew from $1.34 in 2003 to $1.82 in 2004. On a non-GAAP basis, including the adjustments noted above and in the attached reconciliation, E.P.S. grew 26% from $1.44 in 2003 to $1.81 in 2004.

Commenting on the quarter and the year, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “ We had a strong fourth quarter as broad-based customer demand and successful new product launches drove top-line growth. The Waters Division benefited from sales of new products including ACQUITY UPLC™ and the QTof Premier™ while our TA Instruments Division finished the year with strong sales growth driven by continued robust customer demand. We are encouraged by the enthusiastic customer response to our newly introduced product platforms and are excited about our prospects in 2005.”

As communicated in a prior press release, Waters Corporation will webcast its fourth quarter 2004 financial results conference call this morning, January 27, 2004 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info , choose Investor Relations and click on the Live Webcast. A replay of the call will be available through February 2, 2005, similarly by webcast and also by phone at 402-280-9915.

Waters Corporation holds worldwide leading positions in three complementary analytical technologies – liquid chromatography, mass spectrometry and thermal analysis. These markets account for $4.5 - $5.0 billion of the overall $20 + billion analytical instrument market.

CAUTIONARY STATEMENT

This release contains “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons including and without limitation: loss of market share through competition, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in the healthcare market and the pharmaceutical industry, changes in distribution of the Company’s products and foreign exchange fluctuations. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this press release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net sales	324,154	275,073	1,104,536	958,205
Cost of sales	130,144	113,104	454,807	397,848
Gross profit	194,010	161,969	649,729	560,357
Selling and administrative expenses	80,916	67,219	300,150	264,252
Research and development expenses	16,475	16,786	65,241	59,242
Purchased intangibles amortization	1,236	1,008	4,814	4,242
Litigation settlement and provisions (A)	—	—	(9,277)	1,500
Loss on sale of business (B)	—	—	—	5,031
Impairment of long-lived asset (C)	3,997	—	3,997	—
Restructuring and other unusual charges, net (D)	—	(161)	(54)	918
Expensed in-process research and development (E)	—	840	—	6,000
Operating income	91,386	76,277	284,858	219,172
Other expense, net (F)	(1,014)	(250)	(1,014)	(250)
Interest income, net	156	485	1,827	4,764
Income from operations before income taxes	90,528	76,512	285,671	223,686
Provision for income taxes	19,011	18,110	61,618	52,795
Net income	71,517	58,402	224,053	170,891
Income per basic common share:
Net income per basic common share	$0.59	$0.48	$1.87	$1.39
Weighted average number of basic common shares	120,266	120,961	119,640	123,189
Income per diluted common share:
Net income per diluted common share	$0.58	$0.47	$1.82	$1.34
Weighted average number of diluted common shares and equivalents	122,679	124,784	123,069	127,579

(A)	The results for the year ended December 31, 2004 include provisions of $7.8 million for ongoing patent litigation with Hewlett-Packard Company and settlement income of $17.1 million related to patent litigation with Perkin-Elmer Corporation. The results for the year ended December 31, 2003 include a $1.2 million provision for an environmental matter with the Commonwealth of Massachusetts.

(B)	The results for the year ended December 31, 2003 include a loss on sale of the inorganic mass spectrometry product line.

(C)	The results for the three months and year ended December 31, 2004 include charges of $4.0 million recorded for a write-down of a technology licensed asset.

(D)	The results for the year ended December 31, 2004 and the three months and year ended December 31, 2003 include restructuring and other incremental costs and adjustments recorded in relation to the Company’s reorganization of the HPLC and mass spectrometry businesses.

(E)	The results for the three months and year ended December 31, 2003 include charges for expensed in-process research and development relating to the acquisition of Creon Lab Control AG.

(F)	The results for the three months and year ended December 31, 2004 include charges of $1.0 million recorded for full write-down of an investment in an unaffiliated company. The results for the three months and year ended December 31, 2003 include the write-down of certain non-affiliate investments.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Reconciliation of income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:
Income per diluted share	$0.58	$0.47	$1.82	$1.34

Adjustment for litigation settlement and provisions, net of tax	—	—	(5,688)	1,155
Income per diluted share effect	—	—	(0.05)	0.01

Adjustment for restructuring and other unusual charges, net of tax	—	(124)	(57)	707
Income per diluted share effect	—	(0.00)	(0.00)	0.01

Loss on sale of business, net of tax	—	—	—	3,522
Income per diluted share effect	—	—	—	0.03

Impairment of long-lived asset, net of tax	3,158	—	3,158	—
Income per diluted share effect	0.03	—	0.03	—

Other expense, write down of certain investments, net of tax	801	220	801	220
Income per diluted share effect	0.01	0.00	0.01	0.00

Expensed in-process research and development	—	840	—	6,000
Income per diluted share effect	—	0.01	—	0.05

Adjusted income per diluted share:	$0.62	$0.48	$1.81	$1.44

The adjusted income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies those items management has excluded as non-operational activities or transactions. Management feels these transactions are not indicative of understanding the ongoing operations of the business or its future outlook.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	December 31, 2004	December 31, 2003
Cash and cash equivalents	539,077	356,781
Accounts receivable	271,731	214,260
Inventories	139,900	128,810
Other current assets	22,267	18,505
Total current assets	972,975	718,356
Property, plant and equipment, net	135,908	108,162
Other assets	350,634	304,343
Total assets	1,459,517	1,130,861
Notes payable and debt	206,663	121,309
Accounts payable and accrued expenses	281,233	257,212
Total current liabilities	487,896	378,521
Other long-term liabilities	288,750	161,863
Total liabilities	776,646	540,384
Total equity	682,871	590,477
Total liabilities and equity	1,459,517	1,130,861